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                                     EXHIBIT 21.1

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                                     EXHIBIT 21.1




                       SIGNIFICANT SUBSIDIARIES OF THE COMPANY







                             INPUT/OUTPUT OF CANADA, INC.
                               I/O INTERNATIONAL, INC.
                                  I/O EASTERN, INC.
                           OUTPUT EXPLORATION COMPANY, INC.
                                IPOP MANAGEMENT, INC.
                              GLOBAL CHARTER CORPORATION
                                  I/O SENSORS, INC.
                              MICROFLOW ANALYTICAL, INC.
                            TESCORP SEISMIC PRODUCTS, INC.
                                   I/O CABLE, INC.
                       I/O EXPLORATION PRODUCTS (U.S.A.), INC.
                        I/O EXPLORATION PRODUCTS (U.K.), INC.